As filed with the Securities and Exchange Commission on November 14, 2025
Registration No. 333-271311

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8 REGISTRATION STATEMENT NO. 333-271311

UNDER
THE SECURITIES ACT OF 1933

GENFIT S.A.
(Exact name of registrant as specified in its charter)

France	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Parc Eurasanté 885, avenue Eugène Avinée Loos, France	59120
(Address of Principal Executive Offices)	(Zip code)

2019 BSA Plan
2021, 2022 and 2023 Free Share (AGA) Plans
2016, 2017, 2018, 2019, 2020, 2021, 2022 and 2023 Share Option Plans
(Full titles of the plans)

Corporation Service Company
19 West 44th Street, Suite 200
New York, NY 10036
(Name and address for agent for service)

+1 800 927 9801
(Telephone number, including area code, of agent for service)
Copies to:

Linda Hesse Jones Day 2 rue Saint-Florentin 75001 Paris, France +33 1 56 59 38 72	Bertrand Sénéchal CMS Francis Lefebvre Avocats 2 rue Ancelle 92522 Neuilly-sur-Seine, France +33 1 47 38 55 76

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-271311) (the “Registration Statement”), filed by GENFIT S.A. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) on April 18, 2023, registering an aggregate of 1,170,751 options and warrants and rights to purchase or acquire ordinary shares under the Registrant’s 2019 BSA Plan (the “BSA Plan”), 2021, 2022 and 2023 Free Shares (AGA) Plans (the “AGA Plans”) and 2016, 2017, 2018, 2019, 2020, 2021, 2022 and 2023 Share Option Plans (the “SO Plans”), and (2) an aggregate of 1,170,751 ordinary shares issuable under the BSA Plan, the AGA Plans and the SO Plans.
In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that were registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under the Registration Statement. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Lille, France on November 14, 2025.

GENFIT S.A.

By:	/s/ Pascal PRIGENT
Name:	Pascal PRIGENT
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Pascal Prigent	Chief Executive Officer (Principal Executive Officer)	November 14, 2025
Pascal Prigent

/s/ Thomas Baetz	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 14, 2025
Thomas Baetz

*	Chairman of the Board of Directors	November 14, 2025
Jean-François Mouney

*	Director	November 14, 2025
Eric Baclet

*	Director	November 14, 2025
Katherine Kalin

*	Director	November 14, 2025
Catherine Larue, Ph.D

*	Director	November 14, 2025
Anne-Hélène Monsellato

Director
Tristan Imbert

*	Director	November 14, 2025
Florence Séjourné, representative of Biotech Avenir

Director
Sandra Silvestri, representative of Ipsen
*	Director	November 14, 2025
Jean-François Tiné

* By: /s/ Pascal Prigent                                November 14, 2025

Name: Pascal Prigent

Title: Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant has signed this Post-Effective Amendment to Registration Statement on Form S-8 on November 14, 2025.

GENFIT Corp.

By:	/s/ Pascal PRIGENT
Name:	Pascal PRIGENT
Title:	President

Authorized Representative in the United States